United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2007
CINGULAR WIRELESS LLC
(Exact name of registrant as specified in its charter)

Delaware	1-31673	74-2955068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5565 Glenridge Connector, Atlanta, Georgia 30342
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (404)236-6000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Following the acquisition of BellSouth Corporation by AT&T Inc. (AT&T), the names of Cingular Wireless Corporation, the manager of Cingular Wireless LLC (Manager), and Cingular Wireless LLC (the Company) were changed to AT&T Mobility Corporation and AT&T Mobility LLC, respectively, and certain officers and directors of the Manager and the Company were changed.
On January 3, 2007, AT&T announced that the Company’s Chief Operating Officer, Ralph de la Vega, has been reassigned to AT&T and will no longer serve as the Company’s Chief Operating Officer. His replacement has not been named.
On January 8, 2007, the following directors of the Manager were removed —
•	Mark L. Feidler (Strategic Review Committee, Nominating and Compensation Committee);

•	W. Patrick Shannon (Strategic Review Committee; Audit Committee);

•	Rayford Wilkins Jr. (Strategic Review Committee); and

•	Richard A. Anderson (Strategic Review Committee);
and the following persons were elected as directors and as members of the Strategic Review Committee of the Manager —
•	Stanley T. Sigman, President and Chief Executive Officer of the Company; and

•	John Stankey, Group President — Operations Support of AT&T.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULAR WIRELESS LLC

Date: January 9, 2007	By:	/s/ Peter A. Ritcher

Peter A. Ritcher Chief Financial Officer and Treasurer (Principal Financial Officer)